Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Richard B. Hurd, President and Chief Executive Officer of 1895 Bancorp of Wisconsin, Inc. (the “Company”), and Richard J. Krier, Senior Vice President and Chief Financial Officer of the Company, each certify in his capacity as an executive officer of the Company that he has reviewed the Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (the “Report”) and that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

1895 BANCORP OF WISCONSIN, INC.

Date: May 10, 2019	/s/ Richard B. Hurd
Richard B. Hurd
President and Chief Executive Officer

Date: May 10, 2019	/s/ Richard J. Krier
Richard J. Krier
Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.